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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Cyrk, Inc.:


We consent to the incorporation by reference in the registration statements of Cyrk, Inc. and subsidiaries on Form S-8 (File Nos. 33-75194 and 33-89534) of our report dated February 14, 1997 on our audits of the consolidated financial statements and the financial statement schedule of Cyrk, Inc. and subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.




                                            Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 28, 1997